UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2026
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, the Federal Home Loan Bank of San Francisco (the "Bank") announced the appointment of Winthrop Watson as Interim President and Chief Executive Officer, effective February 2, 2026. As previously disclosed, the employment agreement between the current Interim President and Chief Executive Officer, Joseph E. Amato, and the Bank, dated as of June 2, 2025, provided that Mr. Amato’s employment with the Bank will terminate on February 1, 2026.

Mr. Watson, age 71, previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Pittsburgh from 2011 until his retirement in 2024.

On January 7, 2026, the Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Watson, effective February 2, 2026 and terminating on April 30, 2026 (the “Initial Term”), with automatic extensions of one-month terms thereafter unless terminated pursuant to the terms of the Employment Agreement. Under the terms of the Employment Agreement, Mr. Watson will receive a base salary of $125,000 per month. Mr. Watson will also be entitled to a monthly housing allowance of up to $10,000 during his term. The Employment Agreement also provides, and Mr. Watson acknowledges and agrees, that notwithstanding any terms to the contrary in the Bank’s Executive Incentive Plan, Supplemental Executive Retirement Plan, and Corporate Senior Officer Severance Policy, such plans and policy will not apply to him in connection with his employment under the Employment Agreement. Mr. Watson will be an at-will employee of the Bank.

The foregoing description of Mr. Watson’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is incorporated herein by reference as Exhibit 10.1.

Also on January 7, 2026, the Bank entered into an advisory agreement with Mr. Watson (the “Advisory Agreement”). The Advisory Agreement with Mr. Watson has an effective date of January 12, 2026, and terminates on February 1, 2026, unless terminated prior thereto by either the Bank or Mr. Watson pursuant to the terms of the Advisory Agreement. Under the terms of the Advisory Agreement, Mr. Watson will perform general advisory functions on transition, strategic, operational and/or regulatory matters as requested by the chair of the Bank’s board of directors or the current Interim President and Chief Executive Officer. Mr. Watson will be paid an advisory fee in the amount of $61,875. The foregoing description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, which is incorporated herein by reference as Exhibit 10.2.

Mr. Watson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Watson and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Watson and any other person pursuant to which he was selected as Interim President and Chief Executive Officer of the Bank.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	Employment Agreement by and between the Federal Home Loan Bank of San Francisco and Winthrop Watson, dated January 7, 2026.
	10.2	Advisory Agreement by and between the Federal Home Loan Bank of San Francisco and Winthrop Watson, dated January 7, 2026.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: January 8, 2026	By:	/s/ Andrea C. Brunetti
Andrea C. Brunetti Executive Vice President, Chief Legal Officer and Corporate Secretary